ISCO International and Fierce Wireless Host Dec. 12 Webinar 'Deploying UMTS at 900 MHz'

ELK GROVE VILLAGE, IL -- 12/10/2007 -- ISCO International, Inc. (AMEX: ISO), a leading global supplier of radio-frequency management and interference-control systems for the wireless telecommunications industry, is sponsoring a webinar with FierceWireless Europe titled "Deploying UMTS at 900 MHz." The webinar will be held from 9-10 a.m. EST on Wednesday, Dec. 12.

Webinar participants include Dr. Eetu Prieur, head of radio networks for Elisa Corporations; Jack Saunders, vice president with ABI Research's Asia Pacific region; and Neal Campbell, executive vice president of next generation products for ISCO International. www.iscointl.com. Sue Marek, editor-in-chief for FierceMarkets' Telecom Group, will host the webinar, which can be viewed and by registering at www.iscointl.com or www.fiercewireless.com/europe/.

Operators are considering leveraging the 900 MHz spectrum to deploy UMTS. Webinar participants will discuss how operators can increase their footprint and provide better in-building coverage and keep their capital expenditures to a minimum by using the lower frequency spectrum. Operator challenges will also be discussed, including interference with GSM900 due to the co-existence in the same band.

ISCO's Campbell will discuss how ISCO's line of Adaptive Interference Management products can quickly allow operators deployment options that limit the capacity robbing effects of guard bands and transitions zones in re-farmed GSM900 spectrum. "ISCO's AIM product line is ideally suited to facilitate these technology transitions," he said.

About ISCO International

ISCO International, Inc. is a leading global supplier of radio frequency management and interference-control systems for the wireless telecommunications industry. By integrating state-of-the-art filtering, duplexing and low noise amplifier technology, ISCO's product portfolio is able to improve the performance of new and existing cellular deployments. ISCO now offers software-based, adaptive filtering solutions targeted at increasing the performance of CDMA and WCDMA wireless systems worldwide. For additional information on ISCO and digital Adaptive Notch Filters, as well as white papers and presentations, please visit www.iscointl.com.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "looks," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain financing in the future if necessary; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations; the risks of legal proceedings; the ability of the Company to complete a proposed merger and successfully integrate the combined entities. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date above or to reflect the occurrence of unanticipated events.

Web site: http://www.iscointl.com

ISCO Contact:
Neal Campbell
Executive VP Next Gen Products
+1 847.391.9492
Neal.campbell@iscointl.com

Media Contact:
Roderick Kelly
+1 630.264.8182
roderick@kellylodestro.com